November 26, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Gentlemen:

We have read the statements made by FPA Capital Fund, Inc., FPA Paramount Fund, Inc., FPA New Income, Inc., and FPA Crescent Fund (copy attached), which we understand will be filed with the Commission, pursuant to Item 77K of Form N-SAR, as part of the Funds filing on Form N-SAR for the period ended September 30, 2002. We agree with the statements concerning our Firm in such Form N-SAR.


Very truly yours,



Ernst & Young LLP


Attachment





November 26, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Gentlemen:

We have read the statements made by FPA Perennial Fund, Inc., and Source Capital, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 77K of Form N-SAR, as part of the Funds filing on Form N-SAR for the period ended December 31, 2002. We agree with the statements concerning our Firm in such Form N-SAR.


Very truly yours,



Ernst & Young LLP


Attachment